Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration No. 333-146703) of TopSpin Medical, Inc. of our report, dated January 5, 2012, with respect  to the financial statements of Metamorefix Ltd. as of December 31, 2010 included in this Current Report on Form 8-K of Topspin Medical, Inc.

/s/ Kost, Forer, Gabbay & Kasierer
Kost, Forer, Gabbay & Kasierer,
a Member of Ernst & Young Global

Tel Aviv, Israel
February 23, 2012